Exhibit 10.11

Dated 8 December 2011

LEASE

Between

(1) Nevis Limited and Charter Limited

and

(2) Biocontrol Limited

of

Rooms 11, 12,15, 16,18,18A, 18B, 130, 130A and 130B Colworth House

Annex,

Colworth Science Park, Sharnbrook, Bedfordshire

Particulars

1	Date	8 December 2011

2	Landlord	NEVIS LIMITED (Company Number 87715) and CHARTER LIMITED (Company Number 87716) both of which are incorporated in Jersey and whose address is PO Box 75, 26 New Street, St Helier, Jersey, Channel Islands JE4 8PP and whose address for service is Arlington House, Arlington Business Park, Theale, Reading, Berkshire RG7 4SA

3	Tenant	BIOCONTROL LIMITED (Company Number 3452169) whose registered office is at Mill House, Overbridge Square, Hambridge Lane, Newbury, Berkshire, RG14 5UX

4	Premises	Rooms, 11, 12, 15, 16, 18, 18A, 18B, 130, 130A and 130B Colworth House Annex, Colworth Science Park, described in Schedule 1

5	Building	the building of which the Premises form part and known as Colworth House Annex

6	Estate	Colworth Park of which the Building and the Premises form part

7	Lease Commencement Date	8 December 2011

8	Term	5 years from and including the Lease Commencement Date

9	Minimum Period	A period of not less than 3 years from the Lease Commencement Date

10	Rent	£83,250 per annum exclusive of VAT

11	Rent Payment Dates	the 1st day of each calendar month

12	Rent Commencement Date	8 December 2011

13	Permitted Use	Research laboratory and ancillary facilities

14	Notice	Not less than 3 months' prior written notice

15	Declaration Date	24 October 2011

Conditions

In this lease all defined terms shall adopt the definitions given to them on the page entitled "Particulars", and ‘we’, ‘us’, and ‘our’ shall mean the Landlord named in the Particulars ‘you’ and ‘your’ shall mean the Tenant named in the Particulars.

1.   This lease

In return for us leasing you the Premises you must pay the Rent until the Term ends (however it ends). You must pay the Rent monthly in advance on each of the Rent Payment Dates. You must not make any deduction withholding or set-off from payments of the Rent.

2.   Your responsibilities

2.1	You agree to do the following:

2.1.1	pay the Rent by direct debit on the Rent Payment Dates set out in the Particulars. If you do not pay any rent or other amount you owe us under this Lease (whether or not we send you a demand for it), you must pay us interest on all unpaid amounts from the date they are due to be paid until the date you pay them. The interest will be 4% above National Westminster Bank's base rate from time to time;

2.1.2	pay all existing and future telecommunications charges for the Premises, (including without limitation phone bills);

2.1.3	to repair and maintain the Premises in good and substantial repair and condition, clean and tidy (including cleaning the windows once a month) and when the Term ends (however it ends) you must remove all your property and return the Premises to us in the same condition they were in at the start of the lease dated 3 May 2010 between (1) the Landlord and (2) the Tenant (the "Previous Lease") and for the avoidance of doubt any obligation under the terms of clause 2.1.3 of the Previous Lease shall be deemed to be continuing at the commencement of the Term and any unremedied breach of the terms of clause 2.1.3 of the Previous Lease shall be deemed to be a breach of this clause;

2.1.4	in the last 4 weeks of the Term (however it ends) you must paint all painted surfaces with good quality paint and otherwise treat appropriately all other surfaces;

2.1.5	allow us (during reasonable hours in the day after giving you 24 hours notice by phone or letter, or at any time in an emergency) to enter the Premises to inspect it; or carry out any repairs and alterations we consider necessary to the Premises or to any neighbouring premises;

2.1.6	immediately tell us about any event or situation which might affect our insurance of the Premises;

2.1.7	pay any excess we or the insurance company asks for towards a claim for loss, damage or destruction caused by one of the insured risks set out in clause 3.2 and any shortfall in the amounts recoverable by us due to your acts or omissions or those of persons at the Premises with your express or implied authority;

2.1.8	follow all our reasonable instructions, and the instructions and recommendations of the insurance company, the relevant insurance brokers, the fire brigade or local authority to protect the Premises;

2.1.9	comply (at your own expense) with all legal responsibilities and obligations relating to the Premises or how you use them;

2.1.10	pay us any VAT that can be charged on rent or any goods, work or services we provide to you under or in connection with this Lease;

2.1.11	comply with any other rules and regulations we may notify to you from time to time in relation to the Premises and/or how you use them and/or the use of the common parts of the Building and the Estate;

2.1.12	pay us on demand all fees, charges, costs and expenses incurred in enforcing your obligations under this Lease;

2.1.13	maintain your own public liability and employer's liability insurance in relation to the Premises;

2.1.14	maintain your own insurance to cover your fixtures, fittings and possessions on the Premises.

2.2	You agree not to do the following:

2.2.1	store any goods, rubbish, skips, bins or other containers outside the Premises;

2.2.2	put up any pole, aerial or wire or put up or display any sign, notice board or advertisement anywhere other than within the sign panel we may provide within the Building;

2.2.3	use the Premises other than for the Permitted Use;

2.2.4	carry out any noisy, dangerous, illegal or offensive activity on the Premises or do anything which may damage, annoy or inconvenience us, any of our tenants, or any people living or working nearby;

2.2.5	anything which would damage or contaminate the Premises or pollute the environment or obstruct or damage any service media;

2.2.6	park anywhere on the Estate other than in the parking spaces designated by us from time to time for such purpose referred to in clause 5.1;

2.2.7	obstruct any of the common parts of the Estate or Building or impede the use of them or any other common facilities;

2.2.8	anything which breaks the conditions of any insurance policy covering the Premises or any neighbouring premises;

2.2.9	make any planning applications in respect of the Premises;

2.2.10	alter or add to the Premises other than putting up dry construction partitioning (for example, studding made from plasterboard), which you must remove and make good any damage caused at the end of the Term (however it ends) and for the avoidance of doubt any obligation under the terms of clause 2.2.10 of the Previous Lease shall be deemed to be continuing at the commencement of the Term and any unremedied breach of the terms of clause 2.2.10 of the Previous Lease shall be deemed to be a breach of this clause;

2.2.11	transfer, assign, charge, sublet, share or give up possession of the whole or any part of the Premises.

3.   Our responsibilities

3.1	As long as you pay the Rent under this Lease and meet the conditions set out in this Lease, we will allow you to occupy the Premises peacefully.

3.2	While this Lease is in force, we will keep the Building insured against fire, lightning, earthquake, explosion, aircraft, riot, storm, flood, burst pipes, malicious and impact damage (for example, being hit by vehicles or materials) and for any other risks we consider necessary together with loss of rent and any other liabilities subject to terms and exclusions we consider reasonably necessary. We will not be liable if you do something which breaks the conditions of the insurance or if the policy does not pay out all or part of any claim because of anything you or any of your employees, contractors, licensees or guests do or fail to do.

3.3	When it is reasonably necessary to do so, we will repair the outside and structure of the Building and we will provide security, landscaping and park management services as we consider appropriate.

3.4	Notwithstanding the foregoing and subject to the payment of the Rent, we will use reasonable endeavours to supply the following services, or comply with the following as the case may be:

•	The provision of 24 hour on site security.
•	The daily cleaning of the Premises.
•	The payment of business rates in respect of the Premises.
•	Postal deliveries and collection.
•	Park services: permits, landscaping, main reception and gatehouse.
•	The supply & payment of water, heating and electricity to the Premises.
•	The payment of maintenance of the heating and cooling system in the Building.
•	Statutory maintenance activities, including, but not limited to, pressure systems maintenance, lifting gear certification, fire alarm servicing, emergency light testing, electrical testing and water quality monitoring.
•	Access to central catering services during such hours as the Landlord shall from time to time determine.
•	The provision of a name board in the Building and at such locations in the Estate as the landlord shall reasonably determine.
•	The provision of waste management for foul sewage and such other normal business waste as the Landlord shall reasonably accept from time to time.

provided that we shall be entitled to amend any of these services if we consider this to be reasonably necessary in the interests of good estate management.

3.5	As and when such facilities are available and subject to you paying an additional charge for their use you will be able to use the restaurant facility, conferencing facilities, sports facilities, library facilities and broadband facilities within the Estate. Access will also be provided to scientific services subject to availability and on a fee for service basis such as microbiological services, measurement science, engineering and prototyping, knowledge and information services, printing and graphics and other bespoke services by arrangement.

4.   Conditions

4.1	If at any time during this Lease you fall seven days or more behind with your Rent payments (whether or not we ask for it) or you fail to meet any conditions or obligations set out in this Lease we (or any person acting for us) can enter the Premises and end this Lease. However, this will not affect our rights to take any action for you previously breaching the conditions or obligations of this Lease.

4.2	Section 196 of the Law of Property Act 1925 (as amended) will apply to giving you all notices and documents under or in connection with this Lease. Section 196 provides (amongst other things) that any notice served under or in connection with this Lease shall be sufficiently served if left at the last known place or business in the UK of the Tenant and Landlord or affixed or left at the property comprised in the Lease and sent by special delivery.

4.3	If the Premises are damaged or destroyed by one of the insured risks set out in clause 3.2 above and are no longer fit for you to use, you or we can end this Lease by giving the other at least one month’s notice in writing. After the one month’s notice has ended, this Lease will end. This will not affect our rights to recover Rent or other amounts you owe under this Lease and which you have not paid. If we end this Lease, you will not have to pay the Rent (or a fair amount of it) for the period for which you could not use the Premises depending on the damage or destruction.

4.4	If you or we end this Lease under 4.3 above and we do not agree on the amount of Rent you owe, the matter will be settled by an arbitrator who we both agree to or one appointed by the President of the Royal Institution of Chartered Surveyors.

5.   Rights

5.1	We grant you (insofar as we are entitled to do so) in common with us and all authorised persons or other occupiers of the Estate the rights set out in Schedule 2.

5.2	We and any occupiers of the Building may pass utilities through the service media which are in the Premises or may be in the Premises while this Lease is in force.

5.3	At any time, we and anyone acting for us can enter the Premises to lay new service media or connect to any service media provided notice is given the day before, except in the case of an emergency.

5.4	We have the right to work on, build on, alter or rebuild any neighbouring property in any way we may think fit, whether or not it affects the light and, air to your Premises.

5.5	Whenever we use our rights set out in this clause 5, we will cause as little inconvenience as reasonably possible to you. We will also repair any damage we cause.

6.   Ending the lease

6.1	Either party can end this Lease at any time after it has been in force for the Minimum Period by giving Notice to the other party. Until the Term ends, you must pay the Rent. After the Notice period has ended, the Term will end as long as you have complied with the provisions of clause 6.2. The Lease ending will not affect our rights to recover Rent or other amounts you owe under this Lease.

6.2	When this Lease ends you must have left the Premises in accordance with your obligations in this Lease, provided vacant possession of the Property and taken all your belongings with you.

7.   Third Parties

It is not intended that any covenant of this Lease shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999, by a person who is not a party to this Lease.

8.   Landlord and Tenant Act 1954

8.1	Before you became contractually bound to enter into the tenancy hereby created we served on you a notice in the form required by Section 38A(3)(a) of the Landlord and Tenant Act 1954.

8.2	On the Declaration Date, before you became contractually bound to enter into the tenancy hereby created you made a statutory declaration in the form required by Schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003.

8.3	In accordance with Section 38A of the Landlord and Tenant Act 1954 the parties hereto agree that the provisions of Sections 24 to 28 of the Landlord and Tenant Act 1954 shall not apply to the tenancy hereby created.

Schedule 1 - The Premises

Those internal parts of the Building known as Rooms 11, 12, 15, 16, 18, 18A, 18B, 130, 130A and 130B and as shown for the purposes of identification only edged in red on the plan annexed in Appendix 1 including:

1.	the internal surfaces and finishes of any walls and columns in or which enclose the Premises;

2.	any non-structural or non-load bearing walls and columns in the Premises which divide the Premises from the common parts of the Building and the inner half (severed vertically) of any internal non-load bearing walls which divide the Premises from any other part of the Building (except for the common parts of the Building);

3.	light fittings, windows and rooflights of the Premises and their frames, fixings, glass and window furniture;

4.	all sanitary and hot cold water apparatus and equipment and any radiators in the Premises;

5.	any fire fighting equipment provided by the Landlord;

6.	all service media in the Premises which exclusively serve them, except those belonging to any utility provider and except such as form part of any heating and/or air conditioning and sprinkler systems used in common by the Premises and any other part of the Building;

7.	all Landlord's fixtures, fittings, plant, machinery, apparatus and equipment at any time in the Premises which exclusively serve them except such as form part of any heating and/or air conditioning and sprinkler systems used in common by the Premises and any other part of the Building; and

8.	all doors, door furniture and door frames of the Premises and all glass in them.

Schedule 2 - The Rights

We grant you the following rights:

1.	a right to pass with or without vehicles over the roads and on foot only over any paths from time to time within the Estate which service the Premises (until dedicated as public highways or public footpaths) and such other parts of the amenity areas as are necessary for the purposes of access to and egress from the Premises;

2.	a right to pass on foot only over such parts of the Building as we may from time to time designate;

3.	a right (subject to reasonable temporary interruption for repair, alteration or replacement) of free passage and running of utilities to and from the Premises through the conducting media in the Estate that serve but do not form part of the Premises;

4.	a right to park seventeen (17) motor vehicles belonging to you or your visitors in the space designated by us from time to time for your use within the Estate.

Appendix 1 - Plan of the Premises

EXECUTED as a DEED by
NEVIS LIMITED
acting by:

Director
Bedell Corporate Services (Jersey) Limited
and

Director
Circle Corporate Services (Jersey) Limited

EXECUTED as a DEED by
CHARTER LIMITED
acting by:

Director
Bedell Corporate Services (Jersey) Limited
and

Director
Circle Corporate Services (Jersey) Limited